$203,679,000 (Approximate)
PRELIMINARY TERM SHEET

BASIC ASSET BACKED SECURITIES TRUST 2006-1

Issuing Entity

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

Depositor

BANCCAP ADVISORS, LLC

Sponsor and Program Administrator

 WELLS FARGO BANK, N.A.

Master Servicer and Securities Administrator

OCWEN LOAN SERVICING, LLC

Servicer

March 31, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Preliminary Term Sheet                                              Date Prepared: March 31, 2006

BASIC Asset Backed Securities Trust 2006-1

$203,679,000

(Approximate Offered Certificates)

Class	Approximate Size ($)[1]	Type[2]	WAL (yrs) Call3 / Mat[4]	Principal Payment Window Call3 / Mat[4]	Pmt Delay (days)	Interest Accrual Basis	Stated Final Maturity	Expected Ratings Moody’s/S&P/Fitch	Initial Credit Enhancement (%)
Offered Certificates
A1	93,573,000	FLT/SEQ/SR	1.00 / 1.00	1 - 23 / 1 - 23	0	Actual/360	April 2036	Aaa/AAA/AAA	24.30%
A2	57,427,000	FLT/SEQ/SR	2.69 / 2.69	23 - 71 / 23 - 71	0	Actual/360	April 2036	Aaa/AAA/AAA	24.30%
A3	11,386,000	FLT/SEQ/SR	5.97 / 8.34	71 - 72 / 71 - 168	0	Actual/360	April 2036	Aaa/AAA/AAA	24.30%
M-1	16,196,000	FLT/MEZ	4.70 / 5.16	45 - 72 / 45 - 144	0	Actual/360	April 2036	Aa2/AA+/AA	16.75%
M-2	13,085,000	FLT/MEZ	4.38 / 4.80	41 - 72 / 41 - 132	0	Actual/360	April 2036	A2/AA-/A	10.65%
M-3	6,864,000	FLT/MEZ	4.27 / 4.65	39 - 72 / 39 - 118	0	Actual/360	April 2036	Baa1/A/BBB+	7.45%
M-4	2,896,000	FLT/MEZ	4.23 / 4.56	39 - 72 / 39 - 106	0	Actual/360	April 2036	Baa2/A-/BBB	6.10%
M-5	2,252,000	FLT/MEZ	4.21 / 4.50	38 - 72 / 38 - 100	0	Actual/360	April 2036	Baa3/BBB+/BBB-	5.05%
Non-Offered Certificates[5]
M-6	2,145,000	FLT/MEZ	Not Offered		0	Actual/360	April 2036	Ba1/BBB/BB+	4.05%
M-7	2,145,000	FLT/MEZ	Not Offered		0	Actual/360	April 2036	Ba2/BBB-/BB	3.05%
C	6,543,679	N/A	Not Offered		N/A			NR	N/A
P	100	N/A	Not Offered		N/A			NR	N/A
R	N/A	N/A	Not Offered		N/A			NR	N/A

(1)

The principal balance of each class of the Certificates is subject to a 5% variance.

(2)

The margin on the Class A Certificates will be equal to 2.0x the original margin on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The margin on the Class M Certificates will be equal to 1.5x the original margin on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)

To 10% Clean-up Call at the pricing speed.

(4)

To maturity at the pricing speed.

(5)

Not offered hereby.

Pricing Speed (“PPC”)

Fixed-Rate Mortgage Loans	100% PPC, which is 4.6% CPR growing to 23% CPR over 12 months.
Adjustable-Rate Mortgage Loans

100% PPC, which is 4% CPR in month 1, building to 28% CPR in month 12 and remaining constant at 28% CPR until month 24, increasing to and remaining constant at 55% CPR from month 25 until month 28 and decreasing and remaining constant at 35% CPR from month 29 and thereafter; provided, however, the prepayment rate will not exceed 90% CPR per annum in any period for any percentage of PPC.

Depositor:

BancCap Asset Securitization Issuance Corporation.

Issuing Entity:

BASIC Asset Backed Securities Trust 2006-1, a New York common law trust.

Sponsor and Program

Administrator:

BancCap Advisors, LLC.

Lead Manager:

Credit Suisse Securities (USA) LLC.

Co-Manager:

Barclays Capital Inc.

Servicer:

Ocwen Loan Servicing, LLC.

Master Servicer and

Securities Administrator:

Wells Fargo Bank, N.A.

Trustee:

U.S. Bank National Association.

Originators (>10%):

Encore Credit Corp. and Funding America LLC.

Swap Counterparty:

[Credit Suisse International].

Class A Certificates:

The Class A1, Class A2 and Class A3 Certificates.

Class M Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.

Offered Certificates:

The Class A and Class M Certificates (other than the Class M-6 and Class M-7 Certificates).

Non-Offered Certificates:

The Class M-6, Class M-7, Class C, Class P and Class R Certificates.

Federal Tax Status:

Designated portions of the Issuing Entity will be established as multiple REMICs for federal income tax purposes.

Registration:

Book-entry form through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear System.

ERISA Eligibility:

The Offered Certificates may be eligible for purchase by ERISA plans (or entities deemed to hold assets of ERISA Plans) if the conditions of one of the class exemptions discussed in the prospectus supplement are met.  However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of potential acquisition and ownership of the Offered Certificates.

SMMEA Eligibility:

The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Representations &

Warranties:

Each originator of the mortgage loans has made certain representations and warranties concerning the mortgage loans.  The Sellers' rights to the benefit of these representations and warranties will be assigned to the depositor under a sale and assignment agreement and, in turn, will be assigned by the depositor to the trustee for the benefit of certificateholders under the trust agreement.  In the event of a material breach of the representations and warranties made by any originator with respect to the related mortgage loans, or in the event that a required loan document is not included in the mortgage files for the mortgage loans, the related originator will, unless it has cured the breach in all material respects, be required to repurchase the affected mortgage loan or substitute a new mortgage loan for the affected mortgage loan.  Ocwen Financial Corporation will guarantee the repurchase obligation of each originator.

Cut-off Date:

March 1, 2006.

Expected Pricing Date:

Week of April [3], 2006.

Expected Closing Date:

On or about April [7], 2006.

Distribution Date:

The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in April 2006.

Final Scheduled

Distribution Date:

April 2036.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in April 2036.

Due Period:

With respect to any Distribution Date, the period commencing on the 2nd business day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:

With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the related Due Period for any other purpose.

Accrued Interest:

The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:

With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Clean-up Call:

The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the servicer, on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans as of the end of the related Due Period is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:

The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Issuing Entity on the Closing Date have an aggregate scheduled principal balance of approximately $214,512,779.

Expense Fee

Rate:

The sum of (a) the Servicing Fee rate (0.50% per annum), (b) the Master Servicer Fee rate (0.023% per annum) and (c) the Program Administrator Fee rate (the greater of 0.05% and $10,000 per annum).

Adjusted Net Mortgage

Rate:

With respect to any Mortgage Loan, the excess, if any, of the mortgage rate for such Mortgage Loan over the Expense Fee Rate.

Adjusted Net Maximum

Mortgage Rate:

With respect to any Mortgage Loan, the excess, if any, of the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) over the Expense Fee Rate.

Pass-Through Rate:

With respect to each Class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:

With respect to each Class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the related Maximum Cap Rate.

Net WAC Rate:

With respect to any Distribution Date, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans less (B) the annualized percentage equivalent of a fraction, (i) the numerator which is equal to any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Mortgage Loans, and (ii) the denominator of which is the aggregate stated principal balance of the Mortgage Loans (in each case adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Maximum Cap Rate:

With respect to the Certificates, a per annum rate equal to the sum of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans plus (B) the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty and  (y) the denominator of which is the aggregate principal balance of the mortgage loans (in each case adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Net WAC Rate

Carryover Amount:

With respect to any Class of Certificates on any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the Net WAC Rate and (ii) the unpaid portion of any excess described in (i) above from the prior Distribution Dates together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Interest

Distribution Amount:

With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Mortgage Loans.

Senior

Principal Distribution

Amount:

With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 51.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization

Target Amount:

With respect to any Distribution Date:

(i)

prior to the Stepdown Date, 3.05% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)

on or after the Stepdown Date, the greater of:

(a) 6.10% of the current aggregate stated principal balance of the Mortgage Loans as of the last day or the related Due Period; and

(b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the immediately preceding Distribution Date.

Stepdown Date:

The earlier to occur of:

(i)

the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in April 2009 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 48.60%.

Credit Enhancement:

Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount; and

3) Subordination.

Monthly Excess Cashflow:

With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized

Amount:

With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M and Class P Certificates (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 3.05% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement

Percentage:

With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period.

Delinquency

Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, if the 60+ delinquency percentage exceeds 33.00% of the Credit Enhancement Percentage.

Loss Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
April 2008 to March 2009	1.40% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
April 2009 to March 2010	3.15% for the first month, plus an additional 1/12th of 1.80% for each month thereafter
April 2010 to March 2011	4.95% for the first month, plus an additional 1/12th of 1.40% for each month thereafter
April 2011 to March 2012	6.35% for the first month, plus an additional 1/12th of 0.80% for each month thereafter
April 2012 and thereafter	7.15%

Trigger Event:

With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	24.30%	A	48.60%
M-1	16.75%	M-1	33.50%
M-2	10.65%	M-2	21.30%
M-3	7.45%	M-3	14.90%
M-4	6.10%	M-4	12.20%
M-5	5.05%	M-5	10.10%
M-6	4.05%	M-6	8.10%
M-7	3.05%	M-7	6.10%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will be absorbed first, by the Monthly Excess Cashflow, second, by receiving net swap payments, if any, and third, by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class M Certificates in reverse sequential order, first to the Class M-7 Certificates, second to the Class M-6 Certificates, third to the Class M-5 Certificates, fourth to the Class M-4 Certificates, fifth to the Class M-3 Certificates, sixth to the Class M-2 Certificates and  seventh to the Class M-1 Certificates.

Swap Agreement:

On the Closing Date, the Issuing Entity will enter into an agreement with the Swap Counterparty pursuant to which for each Distribution Date for the fourth Distribution Date through the 44th Distribution Date, the Issuing Entity will be obligated to pay the Swap Counterparty an amount equal to approximately [5.25]% (per annum) on the swap notional amount based upon a 30/360 day count convention and the Issuing Entity will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR (as determined pursuant to the swap agreement) on the swap notional amount accrued during the related swap accrual period based upon an actual/360 day count convention, until the swap is retired.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Issuing Entity is obliged to make a payment to the Swap Counterparty for a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty termination event), amounts otherwise available to certificateholders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty termination event.  To the extent that the Swap Counterparty is obliged to make a net swap payment to the Issuing Entity, any net swap payment will be deposited in a swap account (the “Swap Account”) and used according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xi) to the extent not paid after distribution of the Monthly Excess Cashflow.

Upon early termination of the swap agreement, the Issuing Entity or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Issuing Entity is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Scheduled Notional Swap Balance ($)	Distribution Date	Scheduled Notional Swap Balance ($)
1	0.00	23	73,686,491.61
2	0.00	24	64,248,899.78
3	0.00	25	56,241,984.97
4	195,458,006.26	26	49,490,415.02
5	190,156,397.46	27	31,959,307.77
6	184,286,374.74	28	12,936,639.97
7	177,875,851.93	29	12,328,327.35
8	170,719,810.59	30	11,856,789.86
9	163,406,470.17	31	11,404,003.07
10	156,020,762.63	32	10,969,161.58
11	148,952,827.05	33	10,551,586.03
12	142,193,088.30	34	10,150,498.12
13	135,728,058.65	35	9,765,209.21
14	129,544,842.51	36	9,396,008.75
15	122,510,613.87	37	9,055,097.20
16	116,904,986.37	38	8,251,246.09
17	111,543,520.33	39	7,888,243.36
18	106,415,540.41	40	7,604,735.53
19	101,510,839.51	41	7,281,089.03
20	96,799,585.13	42	7,017,951.55
21	91,852,544.23	43	6,764,397.92
22	84,504,278.34	44	6,520,073.30

Priority of Distributions:

On each Distribution Date, the Securities Administrator will withdraw all expenses from available funds prior to the distribution of interest and principal below.

I.

Interest Distribution: Interest Distribution Amounts will be distributed as follows:

i)

To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)

Pro-rata to the Class A Certificates, current interest plus any unpaid interest;

iii)

To the Class M-1 Certificates current interest;

iv)

To the Class M-2 Certificates current interest;

v)

To the Class M-3 Certificates current interest;

vi)

To the Class M-4 Certificates current interest;

vii)

To the Class M-5 Certificates current interest;

viii)

To the Class M-6 Certificates current interest;

ix)

To the Class M-7 Certificates current interest;

x)

Any interest distribution amounts remaining undistributed following (i) through (ix) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

I.

Principal Distribution:

(A) On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

i)

To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)

To the Class A Certificates (as described herein), until the Class A Certificates have been reduced to zero;

iii)

To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

iv)

To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

v)

To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

vi)

To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

vii)

To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

viii)

To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

ix)

To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

x)

Any Principal Distribution Amounts remaining undistributed following (i) through (ix) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B) On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in    effect, the principal distribution amount will be distributed as follows:

i)

To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)

To the Class A Certificates (as described herein) until it reaches a 48.60% Target Credit Enhancement Percentage (based on 2x the Class A Initial Credit Enhancement Percentage).

iii)

The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.

To the Class M-1 Certificates until it reaches a 33.50% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);

b.

To the Class M-2 Certificates until it reaches a 21.30% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);

c.

To the Class M-3 Certificates until it reaches a 14.90% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

d.

To the Class M-4 Certificates until it reaches a 12.20% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

e.

To the Class M-5 Certificates until it reaches a 10.10% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

f.

To the Class M-6 Certificates until it reaches a 8.10% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

g.

To the Class M-7 Certificates until it reaches a 6.10% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

iv)

Any Principal Distribution Amounts remaining undistributed following (i) through (iii) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Class A Certificates, all principal distributions will be allocated sequentially, to the Class A1, Class A2 and Class A3 Certificates, in that order, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Mortgage Loans, principal distributions among the Class A Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

I.

Monthly Excess Cashflow:

i)

As principal to the Certificates to replenish or maintain the Overcollateralized Amount at the Overcollateralization Target Amount, as described under Principal Distribution above;

ii)

Pro rata to the Class A Certificates, an amount equal to unpaid interest;

iii)

To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)

To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)

To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)

To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)

To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)

To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)

To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)

Any funds remaining after distributions described in (i) through (ix) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates and lastly to the Class M-7 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xi)

To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty.

xii)

Any remaining funds will be distributed as further described in the trust agreement.

DESCRIPTION OF THE TOTAL COLLATERAL
Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date.  Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans:	1,026

Aggregate Scheduled Principal Balance:	$214,512,779.39		$38,421.98 - $725,000.00
Average Scheduled Principal Balance:	$209,076.78

Aggregate Original Principal Balance:	$214,872,336.25		$38,500.00 - $725,000.00
Average Original Principal Balance:	$209,427.23

Fully Amortizing Mortgage Loans:	85.49%

1st Lien:	100.00%

Wtd. Avg. Mortgage Rates:	7.466%		5.425% - 12.550%

Wtd. Avg. Original Term to Maturity (months):	359		120 -360
Wtd. Avg. Remaining Term to Maturity (months):	356		116 - 360

Wtd. Avg. Margin (ARM Loans Only):	5.817%		2.250% - 7.990%

Wtd. Avg. Maximum Mortgage Rate (ARM Loans Only):	14.019%		11.425% - 18.550%

Wtd. Avg. Minimum Mortgage Rate (ARM Loans Only):	7.501%		5.425% - 12.550%

Wtd. Avg. Original LTV:	79.65%		39.47% - 100.00%

Wtd. Avg. Borrower FICO:	629		500 - 785

Geographic Distribution (Top 5):	CA	37.19%
	FL	12.95%
	MN	9.40%
	IL	7.76%
	TX	5.66%

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
1/29 ARM	8	1,903,600.35	0.89	356	6.953	619	79.50
2/28 ARM	464	78,830,271.31	36.75	357	8.062	615	79.82
2/28 ARM - 40Yr Balloon	120	31,116,499.90	14.51	356	7.340	622	78.26
2/28 ARM (IO)	235	65,045,141.80	30.32	356	7.000	646	81.05
3/27 ARM	10	1,897,358.85	0.88	356	7.677	651	83.67
3/27 ARM (IO)	15	3,626,193.92	1.69	355	6.712	635	81.93
5/25 ARM	3	855,151.90	0.40	355	6.254	677	80.95
5/25 ARM (IO)	5	1,354,412.05	0.63	355	6.561	657	73.69
6 Month Libor ARM	1	306,110.54	0.14	355	7.790	653	80.00
Fixed	143	22,758,905.79	10.61	349	7.350	620	76.62
Fixed (IO)	22	6,819,132.98	3.18	355	6.765	657	79.61
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

Principal Balances at Origination
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
0.01 - 50,000.00	4	188,500.00	0.09	358	8.938	592	65.93
50,000.01 - 100,000.00	171	13,242,200.00	6.16	352	8.546	610	78.59
100,000.01 - 150,000.00	206	25,693,632.00	11.96	355	7.992	612	78.61
150,000.01 - 200,000.00	188	33,072,031.00	15.39	355	7.505	621	78.75
200,000.01 - 250,000.00	143	31,986,637.00	14.89	357	7.495	626	80.65
250,000.01 - 300,000.00	104	28,640,840.00	13.33	356	7.216	623	78.76
300,000.01 - 350,000.00	84	27,345,155.25	12.73	356	7.174	640	79.54
350,000.01 - 400,000.00	50	18,877,676.00	8.79	356	7.221	642	81.44
400,000.01 - 450,000.00	30	12,749,632.00	5.93	356	7.293	637	80.57
450,000.01 - 500,000.00	33	15,703,833.00	7.31	356	7.011	642	81.74
500,000.01 - 550,000.00	7	3,640,700.00	1.69	357	7.587	676	77.04
550,000.01 - 600,000.00	2	1,125,000.00	0.52	357	7.838	611	90.00
600,000.01 - 650,000.00	3	1,881,500.00	0.88	356	6.723	663	79.66
700,000.01 - 750,000.00	1	725,000.00	0.34	355	6.500	647	65.91
Total:	1,026	214,872,336.25	100.00	356	7.466	629	79.65

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
0.01 - 50,000.00	5	227,249.47	0.11	358	9.367	579	70.06
50,000.01 - 100,000.00	170	13,168,126.11	6.14	352	8.537	610	78.56
100,000.01 - 150,000.00	206	25,644,253.79	11.95	355	7.992	612	78.61
150,000.01 - 200,000.00	188	33,003,604.48	15.39	355	7.505	621	78.75
200,000.01 - 250,000.00	143	31,936,465.21	14.89	357	7.495	626	80.65
250,000.01 - 300,000.00	104	28,584,496.58	13.33	356	7.216	623	78.76
300,000.01 - 350,000.00	84	27,306,473.29	12.73	356	7.174	640	79.54
350,000.01 - 400,000.00	50	18,850,143.52	8.79	356	7.221	642	81.44
400,000.01 - 450,000.00	30	12,732,735.54	5.94	356	7.293	637	80.57
450,000.01 - 500,000.00	33	15,692,359.77	7.32	356	7.011	642	81.74
500,000.01 - 550,000.00	7	3,637,980.96	1.70	357	7.587	676	77.04
550,000.01 - 600,000.00	2	1,125,000.00	0.52	357	7.838	611	90.00
600,000.01 - 650,000.00	3	1,878,890.67	0.88	356	6.723	663	79.66
700,000.01 - 750,000.00	1	725,000.00	0.34	355	6.500	647	65.91
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
61 - 120	1	50,832.09	0.02	116	7.690	595	59.77
121 - 180	7	641,333.79	0.30	177	7.603	603	66.91
181 - 240	2	223,005.57	0.10	237	7.853	624	64.46
301 - 360	1,016	213,597,607.94	99.57	356	7.465	629	79.71
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
5.000 - 5.499	2	542,299.01	0.25	354	5.460	623	78.06
5.500 - 5.999	21	5,888,116.11	2.74	355	5.800	648	79.51
6.000 - 6.499	93	25,647,288.14	11.96	355	6.303	632	78.90
6.500 - 6.999	230	58,491,732.16	27.27	355	6.749	642	79.23
7.000 - 7.499	147	34,466,480.67	16.07	355	7.251	634	79.47
7.500 - 7.999	205	37,288,904.36	17.38	354	7.745	627	79.32
8.000 - 8.499	102	16,842,686.84	7.85	357	8.237	621	78.81
8.500 - 8.999	95	15,378,760.33	7.17	358	8.761	605	81.97
9.000 - 9.499	41	7,958,290.37	3.71	359	9.183	615	80.91
9.500 - 9.999	42	6,331,054.07	2.95	358	9.770	605	84.06
10.000 - 10.499	20	2,703,891.77	1.26	359	10.291	579	83.01
10.500 - 10.999	14	1,716,139.34	0.80	359	10.679	569	79.55
11.000 - 11.499	7	523,105.91	0.24	359	11.175	558	75.26
11.500 - 11.999	3	215,621.11	0.10	360	11.616	530	78.57
12.000 - 12.499	3	457,540.18	0.21	359	12.109	529	78.48
12.500 - 12.999	1	60,869.02	0.03	358	12.550	513	70.00
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

DESCRIPTION OF THE TOTAL COLLATERAL

Original Loan-to-Value Ratios
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
35.01 - 40.00	3	274,362.31	0.13	319	7.496	558	39.82
40.01 - 45.00	3	385,934.50	0.18	357	6.921	574	42.64
45.01 - 50.00	9	1,798,675.56	0.84	350	8.062	573	48.58
50.01 - 55.00	8	1,031,573.45	0.48	357	7.802	582	52.90
55.01 - 60.00	19	3,252,175.46	1.52	342	8.105	567	58.24
60.01 - 65.00	31	4,810,869.13	2.24	353	7.808	581	63.14
65.01 - 70.00	60	11,713,643.59	5.46	356	7.660	594	68.70
70.01 - 75.00	95	21,218,092.98	9.89	356	7.211	611	73.90
75.01 - 80.00	524	111,371,030.89	51.92	356	7.240	639	79.78
80.01 - 85.00	123	27,340,746.68	12.75	355	7.610	624	84.47
85.01 - 90.00	111	24,026,481.61	11.20	357	7.977	641	89.70
90.01 - 95.00	24	5,021,369.46	2.34	357	8.320	631	94.58
95.01 - 100.00	16	2,267,823.77	1.06	357	8.706	666	100.00
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
500 - 519	24	3,281,306.07	1.53	358	9.834	510	73.97
520 - 539	38	5,965,840.32	2.78	353	8.680	532	68.15
540 - 559	52	9,173,719.20	4.28	357	8.306	550	73.62
560 - 579	77	14,396,902.54	6.71	356	7.515	570	77.40
580 - 599	139	28,167,669.35	13.13	355	7.375	590	77.83
600 - 619	169	34,922,170.18	16.28	355	7.335	610	79.90
620 - 639	180	36,898,613.32	17.20	356	7.422	629	81.35
640 - 659	140	30,920,138.84	14.41	355	7.411	649	81.16
660 - 679	68	15,382,175.55	7.17	355	7.398	668	82.21
680 - 699	55	14,665,811.96	6.84	356	7.174	688	80.57
700 - 719	34	8,647,309.51	4.03	356	6.869	710	82.89
720 - 739	24	4,968,894.66	2.32	357	7.481	731	82.44
740 - 759	16	3,936,413.29	1.84	356	7.067	746	81.73
760 - 779	8	2,509,582.23	1.17	356	7.036	768	80.95
780 - 799	2	676,232.37	0.32	356	7.478	783	83.97
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
California	248	79,774,282.76	37.19	356	7.069	635	78.78
Florida	134	27,787,827.87	12.95	357	7.862	626	78.87
Minnesota	108	20,167,970.15	9.40	356	7.289	628	80.62
Illinois	84	16,652,507.47	7.76	355	7.147	631	80.63
Texas	108	12,138,104.23	5.66	354	8.248	621	80.43
Virginia	34	7,387,317.50	3.44	355	7.546	629	81.38
Maryland	29	7,075,843.42	3.30	356	7.289	636	80.56
Massachusetts	18	4,003,652.78	1.87	348	7.139	617	76.65
Michigan	32	3,702,249.76	1.73	357	8.316	656	82.27
Arizona	19	3,498,338.29	1.63	356	7.730	608	75.55
New Jersey	11	2,512,774.15	1.17	356	7.583	633	79.56
New York	9	2,316,834.08	1.08	355	6.874	634	81.32
Wisconsin	13	2,238,417.31	1.04	355	8.335	605	84.08
Louisiana	16	1,891,018.25	0.88	352	8.755	580	80.77
Colorado	9	1,877,976.56	0.88	357	8.058	610	72.93
Nevada	6	1,525,567.84	0.71	356	7.161	647	79.70
Ohio	14	1,521,117.51	0.71	356	8.409	592	83.59
Missouri	15	1,359,727.55	0.63	359	8.915	600	80.74
Pennsylvania	10	1,289,257.20	0.60	356	7.591	597	74.63
Connecticut	9	1,230,131.07	0.57	357	7.951	609	81.15
Washington	7	1,224,819.12	0.57	358	7.516	654	80.09
Oregon	7	1,193,491.73	0.56	356	7.288	620	85.28
Kansas	7	1,184,762.59	0.55	359	9.354	587	85.49
Indiana	13	1,132,499.74	0.53	357	7.669	618	81.62
Georgia	8	1,114,913.24	0.52	344	7.866	653	81.22
North Carolina	10	1,077,767.91	0.50	357	9.102	639	87.87
Rhode Island	5	1,054,861.55	0.49	356	7.875	634	77.89
Tennessee	6	978,289.74	0.46	358	8.702	627	86.82
South Carolina	5	811,063.75	0.38	356	7.625	628	86.59
Hawaii	2	764,000.19	0.36	356	7.379	620	70.99
Oklahoma	6	603,793.22	0.28	358	8.539	585	79.94
Mississippi	7	585,940.81	0.27	358	8.559	596	85.69
New Hampshire	2	565,458.10	0.26	357	7.933	633	81.95
Montana	3	548,711.05	0.26	357	8.544	575	84.47
Delaware	2	429,243.98	0.20	356	7.332	611	81.48
Utah	1	337,917.30	0.16	358	8.850	590	85.00
Iowa	3	321,037.38	0.15	358	8.532	608	81.89
Kentucky	2	160,716.95	0.07	357	8.279	663	82.64
Washington DC	1	159,519.59	0.07	356	7.490	563	48.19
North Dakota	1	147,795.63	0.07	358	7.875	624	80.00
West Virginia	1	105,809.64	0.05	356	9.990	558	70.67
Arkansas	1	59,450.43	0.03	358	10.300	657	100.00
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
Primary Home	920	194,273,299.36	90.56	356	7.364	626	79.34
Investor Property	94	17,680,174.23	8.24	357	8.468	653	82.74
Vacation Home	12	2,559,305.80	1.19	357	8.251	647	82.35
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
Full Documentation	587	113,868,312.32	53.08	355	7.214	617	79.69
Stated Documentation	430	98,394,946.99	45.87	356	7.755	642	79.57
Limited Documentation	9	2,249,520.08	1.05	358	7.537	622	81.45
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
Refinance - Cash Out	533	116,537,302.44	54.33	355	7.376	614	78.28
Purchase	427	86,003,864.85	40.09	357	7.555	650	81.53
Refinance - Rate/Term	66	11,971,612.10	5.58	355	7.688	613	79.52
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
Single Family	789	164,128,081.05	76.51	356	7.400	626	79.38
PUD	120	24,971,531.13	11.64	356	7.644	632	80.56
Two-Four Family	56	13,948,169.29	6.50	356	7.729	641	79.69
Condominium	42	7,574,131.28	3.53	352	7.631	650	82.42
Manufactured Housing	15	3,298,214.69	1.54	358	7.863	658	80.85
Townhouse/Rowhouse	4	592,651.95	0.28	314	7.632	576	73.31
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

Prepayment Charge Term at Origination
PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
0	276	49,846,408.55	23.24	355	7.719	632	80.44
6	4	857,590.96	0.40	357	7.707	581	83.73
12	67	17,796,852.84	8.30	356	7.415	645	78.94
24	547	118,663,482.67	55.32	357	7.476	623	79.69
36	131	27,128,336.58	12.65	353	6.982	636	78.34
60	1	220,107.79	0.10	355	7.250	634	85.00
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
11.000 - 11.499	1	250,000.00	0.14	354	5.425	605	64.10
11.500 - 11.999	11	3,013,422.86	1.63	355	5.728	643	77.26
12.000 - 12.499	19	4,718,495.81	2.55	355	6.217	650	81.71
12.500 - 12.999	70	16,168,176.05	8.74	355	6.669	646	79.36
13.000 - 13.499	99	25,347,067.42	13.71	356	6.662	628	79.18
13.500 - 13.999	233	54,332,330.84	29.38	356	7.108	638	79.98
14.000 - 14.499	135	30,062,595.97	16.26	357	7.548	631	79.74
14.500 - 14.999	133	24,442,835.71	13.22	357	8.197	615	80.47
15.000 - 15.499	63	12,630,435.06	6.83	358	8.780	621	80.60
15.500 - 15.999	52	8,408,247.88	4.55	358	9.482	607	83.74
16.000 - 16.499	17	2,527,130.82	1.37	359	10.290	573	82.64
16.500 - 16.999	16	1,908,520.30	1.03	359	10.562	570	78.77
17.000 - 17.499	5	391,451.59	0.21	359	11.190	551	70.14
17.500 - 17.999	3	215,621.11	0.12	360	11.616	530	78.57
18.000 - 18.499	3	457,540.18	0.25	359	12.109	529	78.48
18.500 - 18.999	1	60,869.02	0.03	358	12.550	513	70.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
5.000 - 5.499	2	542,299.01	0.29	354	5.460	623	78.06
5.500 - 5.999	20	5,410,855.17	2.93	355	5.971	653	79.78
6.000 - 6.499	75	20,953,280.19	11.33	355	6.306	632	80.02
6.500 - 6.999	184	48,167,127.04	26.05	356	6.751	643	79.55
7.000 - 7.499	125	30,220,798.68	16.34	356	7.253	634	79.60
7.500 - 7.999	173	32,678,080.07	17.67	357	7.747	626	79.52
8.000 - 8.499	81	14,222,664.44	7.69	358	8.234	623	79.20
8.500 - 8.999	84	13,891,443.76	7.51	358	8.725	605	82.49
9.000 - 9.499	35	7,459,543.52	4.03	359	9.183	615	80.98
9.500 - 9.999	40	6,090,493.01	3.29	358	9.774	604	84.35
10.000 - 10.499	18	2,594,484.10	1.40	359	10.315	572	81.78
10.500 - 10.999	13	1,645,543.01	0.89	359	10.685	568	79.10
11.000 - 11.499	4	324,098.31	0.18	359	11.178	555	74.49
11.500 - 11.999	3	215,621.11	0.12	360	11.616	530	78.57
12.000 - 12.499	3	457,540.18	0.25	359	12.109	529	78.48
12.500 - 12.999	1	60,869.02	0.03	358	12.550	513	70.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

DESCRIPTION OF THE TOTAL COLLATERAL

Margins of the Adjustable-Rate Loans
RANGE OF MORTGAGE MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
2.250 - 2.499	1	94,400.00	0.05	360	7.500	622	80.00
3.500 - 3.749	7	1,208,827.16	0.65	355	6.640	623	80.76
3.750 - 3.999	8	1,649,456.52	0.89	356	7.307	639	79.84
4.000 - 4.249	3	833,247.97	0.45	355	6.479	592	80.43
4.250 - 4.499	6	1,555,156.43	0.84	354	7.192	633	81.53
4.750 - 4.999	1	149,628.24	0.08	357	6.990	560	75.00
5.000 - 5.249	4	850,868.21	0.46	358	7.709	644	73.87
5.250 - 5.499	49	12,134,207.46	6.56	356	7.004	662	81.00
5.500 - 5.749	91	18,557,605.95	10.03	356	7.274	631	79.43
5.750 - 5.999	623	134,962,016.16	72.98	357	7.476	630	80.48
6.000 - 6.249	23	4,114,080.64	2.22	359	9.395	556	78.92
6.250 - 6.499	7	1,597,686.50	0.86	357	8.487	596	75.02
6.500 - 6.749	10	2,247,331.62	1.22	357	8.675	586	80.78
6.750 - 6.999	18	3,467,835.69	1.88	356	7.980	587	74.37
7.000 - 7.249	6	1,018,482.09	0.55	358	9.670	572	57.07
7.250 - 7.499	2	251,740.03	0.14	358	9.236	563	74.45
7.500 - 7.749	1	92,371.11	0.05	359	11.600	500	70.00
7.750 - 7.999	1	149,798.84	0.08	357	9.990	567	59.06
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
April 2006	1	306,110.54	0.17	355	7.790	653	80.00
October 2006	2	502,617.84	0.27	355	6.597	640	80.00
November 2006	6	1,400,982.51	0.76	356	7.081	612	79.32
July 2007	1	106,997.37	0.06	352	7.340	573	94.69
August 2007	5	1,300,213.82	0.70	353	6.871	667	81.59
September 2007	56	13,643,048.52	7.38	354	6.679	625	80.30
October 2007	136	30,817,141.28	16.66	355	7.015	622	80.55
November 2007	292	70,304,278.08	38.02	356	7.107	639	79.05
December 2007	14	3,090,021.71	1.67	357	7.704	619	76.38
January 2008	96	17,104,101.87	9.25	358	8.632	608	80.08
February 2008	155	28,430,918.36	15.37	359	8.543	621	81.72
March 2008	64	10,195,192.00	5.51	360	8.660	622	80.29
September 2008	10	2,077,067.56	1.12	354	6.946	631	82.25
October 2008	3	1,193,000.00	0.65	355	6.874	620	83.48
November 2008	8	1,816,864.53	0.98	356	7.130	672	83.51
February 2009	2	256,620.68	0.14	359	7.366	610	75.10
March 2009	2	180,000.00	0.10	360	7.976	624	80.00
September 2010	3	796,929.34	0.43	354	6.141	672	78.12
October 2010	3	983,302.24	0.53	355	6.530	646	69.29
November 2010	2	429,332.37	0.23	356	6.801	693	90.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

DESCRIPTION OF THE TOTAL COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
1.500	3	842,102.05	0.46	354	6.785	670	76.54
2.000	186	51,053,651.43	27.61	356	7.061	637	80.26
3.000	672	133,038,987.14	71.94	357	7.681	625	79.96
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
1.000	447	82,891,428.70	44.82	357	7.963	623	80.79
1.500	45	9,711,463.07	5.25	357	7.975	612	75.22
2.000	369	92,331,848.85	49.93	356	7.046	635	79.85
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

Originators
Originators	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
Encore Credit	480	115,877,993.46	54.02	355	7.024	634	79.45
Flexpoint Funding	41	8,074,674.24	3.76	358	8.320	602	73.59
Funding America	400	71,164,088.18	33.17	357	8.206	622	80.47
Maribella Mortgage	98	18,411,072.09	8.58	355	6.986	629	80.46
Oak Street Mortgage	7	984,951.42	0.46	360	7.895	611	80.00
Total:	1,026	214,512,779.39	100.00	356	7.466	629	79.65

DESCRIPTION OF THE IO COLLATERAL
Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date.  Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans:	277

Aggregate Scheduled Principal Balance:	$76,844,880.75		$83,999.96 - $725,000.00
Average Scheduled Principal Balance:	$277,418.34

Aggregate Original Principal Balance:	$76,856,943.00		$84,000.00 - $725,000.00
Average Original Principal Balance:	$277,461.89

Fully Amortizing Mortgage Loans:	100.00%

1st Lien:	100.00%

Wtd. Avg. Mortgage Rates:	6.958%		5.425% - 9.750%

Wtd. Avg. Original Term to Maturity (months):	360		360 -360
Wtd. Avg. Remaining Term to Maturity (months):	356		352 - 360

Wtd. Avg. Margin (ARM Loans Only):	5.790%		2.250% - 6.750%

Wtd. Avg. Maximum Mortgage Rate (ARM Loans Only):	13.619%		11.425% - 15.990%

Wtd. Avg. Minimum Mortgage Rate (ARM Loans Only):	6.966%		5.425% - 9.750%

Wtd. Avg. Original LTV:	80.83%		58.95% - 100.00%

Wtd. Avg. Borrower FICO:	646		564 - 783

Geographic Distribution (Top 5):	CA	55.02%
	MN	10.78%
	FL	6.87%
	IL	6.14%
	VA	3.50%

DESCRIPTION OF THE IO COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
2/28 ARM (IO)	235	65,045,141.80	84.64	356	7.000	646	81.05
3/27 ARM (IO)	15	3,626,193.92	4.72	355	6.712	635	81.93
5/25 ARM (IO)	5	1,354,412.05	1.76	355	6.561	657	73.69
Fixed (IO)	22	6,819,132.98	8.87	355	6.765	657	79.61
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Principal Balances at Origination
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
50,000.01 - 100,000.00	8	731,808.00	0.95	358	7.601	619	81.35
100,000.01 - 150,000.00	29	3,727,350.00	4.85	356	7.344	635	81.07
150,000.01 - 200,000.00	50	8,770,220.00	11.41	355	6.999	641	80.46
200,000.01 - 250,000.00	42	9,306,810.00	12.11	355	6.916	640	80.20
250,000.01 - 300,000.00	42	11,520,689.00	14.99	356	6.936	636	80.54
300,000.01 - 350,000.00	38	12,339,734.00	16.06	356	6.875	655	80.27
350,000.01 - 400,000.00	24	9,148,010.00	11.90	356	7.003	652	80.32
400,000.01 - 450,000.00	12	5,134,182.00	6.68	356	6.912	642	81.32
450,000.01 - 500,000.00	23	10,993,440.00	14.30	356	6.844	648	82.33
500,000.01 - 550,000.00	4	2,077,200.00	2.70	356	7.025	726	83.74
550,000.01 - 600,000.00	2	1,125,000.00	1.46	357	7.838	611	90.00
600,000.01 - 650,000.00	2	1,257,500.00	1.64	356	6.710	655	79.48
700,000.01 - 750,000.00	1	725,000.00	0.94	355	6.500	647	65.91
Total:	277	76,856,943.00	100.00	356	6.958	646	80.83

DESCRIPTION OF THE IO COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
50,000.01 - 100,000.00	8	731,754.28	0.95	358	7.601	619	81.35
100,000.01 - 150,000.00	29	3,726,562.66	4.85	356	7.344	635	81.07
150,000.01 - 200,000.00	50	8,766,673.49	11.41	355	6.999	641	80.46
200,000.01 - 250,000.00	42	9,306,138.15	12.11	355	6.916	640	80.20
250,000.01 - 300,000.00	42	11,517,657.91	14.99	356	6.936	636	80.54
300,000.01 - 350,000.00	38	12,336,950.11	16.05	356	6.875	655	80.27
350,000.01 - 400,000.00	24	9,147,759.98	11.90	356	7.003	652	80.32
400,000.01 - 450,000.00	12	5,133,996.80	6.68	356	6.912	642	81.32
450,000.01 - 500,000.00	23	10,993,129.46	14.31	356	6.844	648	82.33
500,000.01 - 550,000.00	4	2,077,200.00	2.70	356	7.025	726	83.74
550,000.01 - 600,000.00	2	1,125,000.00	1.46	357	7.838	611	90.00
600,000.01 - 650,000.00	2	1,257,057.91	1.64	356	6.710	655	79.48
700,000.01 - 750,000.00	1	725,000.00	0.94	355	6.500	647	65.91
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
301 - 360	277	76,844,880.75	100.00	356	6.958	646	80.83
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

DESCRIPTION OF THE IO COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
5.000 - 5.499	2	542,299.01	0.71	354	5.460	623	78.06
5.500 - 5.999	9	2,762,517.72	3.59	355	5.845	677	81.46
6.000 - 6.499	51	15,218,914.95	19.80	355	6.294	640	80.54
6.500 - 6.999	98	28,089,855.22	36.55	356	6.744	645	80.31
7.000 - 7.499	51	14,346,251.21	18.67	356	7.226	652	81.18
7.500 - 7.999	50	11,794,749.72	15.35	357	7.716	647	80.95
8.000 - 8.499	7	1,757,101.32	2.29	358	8.257	655	79.09
8.500 - 8.999	4	990,391.79	1.29	357	8.770	621	85.72
9.000 - 9.499	3	967,500.00	1.26	359	9.164	620	88.51
9.500 - 9.999	2	375,299.81	0.49	359	9.739	627	90.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Original Loan-to-Value Ratios
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
55.01 - 60.00	1	168,000.00	0.22	359	7.850	601	58.95
60.01 - 65.00	3	785,000.00	1.02	357	6.611	651	62.53
65.01 - 70.00	9	2,688,341.69	3.50	355	6.670	637	68.47
70.01 - 75.00	20	6,025,897.85	7.84	356	6.867	624	73.42
75.01 - 80.00	172	45,353,825.85	59.02	356	6.938	651	79.83
80.01 - 85.00	35	11,523,728.67	15.00	355	6.841	646	84.27
85.01 - 90.00	29	8,401,536.14	10.93	356	7.346	643	89.63
90.01 - 95.00	7	1,729,350.55	2.25	355	7.165	639	94.92
95.01 - 100.00	1	169,200.00	0.22	356	7.500	660	100.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE IO COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
560 - 579	6	1,495,290.10	1.95	354	7.053	572	83.19
580 - 599	31	8,486,416.55	11.04	355	6.796	591	80.02
600 - 619	53	14,219,912.93	18.50	356	6.977	611	79.68
620 - 639	57	13,996,180.40	18.21	356	6.982	629	81.28
640 - 659	53	15,228,700.99	19.82	356	7.128	649	81.33
660 - 679	20	6,124,313.77	7.97	357	7.080	668	81.55
680 - 699	24	7,704,697.44	10.03	356	6.840	688	80.10
700 - 719	15	4,061,974.74	5.29	356	6.680	708	81.25
720 - 739	6	1,703,978.73	2.22	355	6.547	733	81.77
740 - 759	9	2,374,715.11	3.09	356	6.927	747	81.77
760 - 779	2	911,999.99	1.19	356	6.708	771	80.00
780 - 799	1	536,700.00	0.70	356	7.615	783	85.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
California	121	42,279,330.94	55.02	356	6.804	651	80.92
Minnesota	43	8,282,285.81	10.78	355	6.983	637	79.74
Florida	24	5,276,265.20	6.87	357	7.172	651	77.39
Illinois	21	4,716,187.96	6.14	355	7.113	637	83.08
Virginia	9	2,687,225.15	3.50	356	7.384	625	82.12
Maryland	11	2,673,836.52	3.48	356	7.112	622	81.76
New York	3	1,038,700.99	1.35	355	6.495	637	80.70
Massachusetts	4	922,718.73	1.20	355	6.498	688	82.94
New Jersey	3	909,000.00	1.18	356	7.154	656	79.05
Colorado	5	874,481.81	1.14	357	7.565	623	83.67
Michigan	3	863,900.00	1.12	356	7.386	711	82.68
Texas	5	786,388.00	1.02	357	7.629	648	84.30
Arizona	4	785,670.00	1.02	355	6.789	618	80.48
Nevada	2	631,619.20	0.82	356	7.022	672	80.00
Wisconsin	2	540,000.00	0.70	355	7.612	591	83.13
Rhode Island	2	519,641.69	0.68	355	6.483	644	75.59
Washington	2	491,800.00	0.64	357	7.247	649	83.38
Hawaii	1	454,348.86	0.59	358	8.250	659	72.72
Delaware	2	429,243.98	0.56	356	7.332	611	81.48
Georgia	2	406,125.00	0.53	356	7.465	661	83.37
New Hampshire	1	344,720.00	0.45	356	7.490	649	80.00
Indiana	3	293,400.00	0.38	357	7.260	617	83.37
Kansas	1	261,000.00	0.34	360	9.200	649	90.00
Oregon	1	160,760.00	0.21	358	7.990	628	80.00
South Carolina	1	132,230.91	0.17	354	6.450	618	84.94
Iowa	1	84,000.00	0.11	360	8.600	605	80.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

DESCRIPTION OF THE IO COLLATERAL

Occupancy Status
OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
Primary Home	272	75,763,761.44	98.59	356	6.943	646	80.89
Investor Property	4	876,819.31	1.14	354	7.617	631	73.58
Vacation Home	1	204,300.00	0.27	359	9.750	658	90.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
Full Documentation	164	44,208,297.91	57.53	356	6.717	637	81.18
Stated Documentation	111	31,985,382.84	41.62	356	7.294	658	80.37
Limited Documentation	2	651,200.00	0.85	357	6.789	686	80.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
Refinance - Cash Out	152	42,647,726.46	55.50	355	6.899	634	80.71
Purchase	111	30,856,566.62	40.15	356	7.055	663	80.63
Refinance - Rate/Term	14	3,340,587.67	4.35	356	6.819	651	84.28
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

DESCRIPTION OF THE IO COLLATERAL

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
Single Family	226	63,082,031.19	82.09	356	6.901	643	80.67
PUD	23	6,647,013.68	8.65	356	7.218	661	83.40
Two-Four Family	12	3,471,438.00	4.52	355	7.082	650	77.29
Condominium	13	2,805,197.88	3.65	356	7.468	675	83.03
Manufactured Housing	2	647,200.00	0.84	356	6.981	673	80.00
Townhouse/Rowhouse	1	192,000.00	0.25	355	6.850	614	80.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Prepayment Charge Term at Origination
PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
0	54	12,361,045.24	16.09	356	7.186	644	82.33
12	23	7,366,473.54	9.59	356	6.822	654	79.77
24	164	46,705,045.52	60.78	356	6.983	644	80.72
36	36	10,412,316.45	13.55	355	6.673	655	80.29
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
11.000 - 11.499	1	250,000.00	0.36	354	5.425	605	64.10
11.500 - 11.999	5	1,351,177.73	1.93	355	5.800	664	80.00
12.000 - 12.499	12	3,240,271.62	4.63	355	6.163	660	81.06
12.500 - 12.999	36	9,572,001.32	13.67	355	6.671	657	80.06
13.000 - 13.499	44	13,555,612.30	19.36	356	6.528	636	81.10
13.500 - 13.999	82	22,683,920.95	32.39	356	6.988	644	80.41
14.000 - 14.499	41	11,430,255.32	16.32	356	7.340	652	81.12
14.500 - 14.999	26	5,838,708.91	8.34	356	7.813	634	82.04
15.000 - 15.499	5	1,341,499.81	1.92	358	8.877	626	87.41
15.500 - 15.999	3	762,299.81	1.09	357	9.359	634	90.00
Total:	255	70,025,747.77	100.00	356	6.977	645	80.95

DESCRIPTION OF THE IO COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
5.000 - 5.499	2	542,299.01	0.77	354	5.460	623	78.06
5.500 - 5.999	9	2,762,167.59	3.94	355	6.119	679	80.76
6.000 - 6.499	45	13,536,345.82	19.33	355	6.290	638	80.81
6.500 - 6.999	91	25,648,814.68	36.63	356	6.750	646	80.48
7.000 - 7.499	46	13,014,392.90	18.59	356	7.234	652	81.58
7.500 - 7.999	46	10,431,434.85	14.90	357	7.725	641	80.54
8.000 - 8.499	7	1,757,101.32	2.51	358	8.257	655	79.09
8.500 - 8.999	4	990,391.79	1.41	357	8.770	621	85.72
9.000 - 9.499	3	967,500.00	1.38	359	9.164	620	88.51
9.500 - 9.999	2	375,299.81	0.54	359	9.739	627	90.00
Total:	255	70,025,747.77	100.00	356	6.977	645	80.95

Margins of the Adjustable-Rate Loans
RANGE OF MORTGAGE MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
2.250 - 2.499	1	94,400.00	0.13	360	7.500	622	80.00
3.500 - 3.749	1	326,383.88	0.47	355	5.750	633	80.00
3.750 - 3.999	3	440,999.81	0.63	356	7.334	631	85.29
4.000 - 4.249	1	382,000.00	0.55	355	6.500	597	78.76
4.250 - 4.499	3	890,000.00	1.27	354	7.158	633	82.69
5.000 - 5.249	1	372,000.00	0.53	357	7.000	692	61.29
5.250 - 5.499	22	6,053,739.65	8.65	356	6.832	679	82.08
5.500 - 5.749	22	6,970,742.72	9.95	356	6.616	659	80.09
5.750 - 5.999	195	52,905,645.48	75.55	356	7.031	641	81.10
6.000 - 6.249	1	84,000.00	0.12	360	8.600	605	80.00
6.250 - 6.499	1	454,348.86	0.65	358	8.250	659	72.72
6.750 - 6.999	4	1,051,487.37	1.50	356	6.997	612	81.18
Total:	255	70,025,747.77	100.00	356	6.977	645	80.95

DESCRIPTION OF THE IO COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
July 2007	1	106,997.37	0.15	352	7.340	573	94.69
August 2007	4	1,106,177.00	1.58	353	7.076	660	80.99
September 2007	30	7,572,997.72	10.81	354	6.559	630	80.97
October 2007	48	12,593,871.98	17.98	355	6.772	619	81.97
November 2007	114	33,355,474.92	47.63	356	6.917	656	80.98
December 2007	2	1,009,500.00	1.44	357	6.921	666	76.26
January 2008	12	2,928,824.81	4.18	358	8.259	643	81.31
February 2008	19	5,129,698.00	7.33	359	7.787	661	80.10
March 2008	5	1,241,600.00	1.77	360	8.005	641	79.86
September 2008	7	1,405,993.92	2.01	354	6.649	616	81.10
October 2008	3	1,193,000.00	1.70	355	6.874	620	83.48
November 2008	4	932,800.00	1.33	356	6.521	686	81.38
March 2009	1	94,400.00	0.13	360	7.500	622	80.00
September 2010	1	173,109.81	0.25	354	6.250	708	80.00
October 2010	3	983,302.24	1.40	355	6.530	646	69.29
November 2010	1	198,000.00	0.28	356	6.990	664	90.00
Total:	255	70,025,747.77	100.00	356	6.977	645	80.95

DESCRIPTION OF THE IO COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
1.500	2	601,700.00	0.86	353	6.898	671	75.17
2.000	142	41,643,609.95	59.47	356	6.865	644	81.11
3.000	111	27,780,437.82	39.67	356	7.146	647	80.83
Total:	255	70,025,747.77	100.00	356	6.977	645	80.95

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
1.000	94	23,828,242.61	34.03	356	7.168	648	80.80
1.500	3	1,136,348.86	1.62	358	7.704	656	70.83
2.000	158	45,061,156.30	64.35	356	6.857	643	81.29
Total:	255	70,025,747.77	100.00	356	6.977	645	80.95

Interest Only Terms of the Mortgage Loans
INTEREST ONLY TERMS (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
24	9	2,354,344.68	3.06	356	6.928	640	76.13
36	9	2,721,750.91	3.54	356	6.842	649	81.15
60	259	71,768,785.16	93.39	356	6.964	646	80.97
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Originators
Originators	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
Encore Credit	176	50,754,869.97	66.05	355	6.841	645	81.17
Flexpoint Funding	3	1,136,348.86	1.48	358	7.704	656	70.83
Funding America	56	16,220,941.95	21.11	357	7.285	658	80.71
Maribella Mortgage	40	8,300,719.97	10.80	354	6.894	632	80.38
Oak Street Mortgage	2	432,000.00	0.56	360	7.695	614	80.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

FOR ADDITIONAL INFORMATION PLEASE CALL:

CREDIT SUISSE SECURITIES (USA) LLC
ABS BANKING

Janie Lee	212-325-9283
Kenny Rosenberg	212-325-3587
Stephen Marchi	212-325-0785

STRUCTURING / COLLATERAL

Pooja Pathak (structuring)	212-325-0616
Carrina Chan (structuring)	212-325-2384
Faisal Kazmi (collateral)	212-325-0392
Nayan Bhattad (collateral)	212-325-2936

TRADING / SYNDICATE

Tricia Hazelwood	212-325-8549
Melissa Simmons	212-325-8549
James Drvostep	212-325-8549

RATING AGENCIES
MOODY’S INVESTORS SERVICE
Wioletta Frankowica Jason Shi	Tel: (212) 553-1019 Tel: (201) 915-8795
STANDARD & POOR’S
Rebecca Neary	Tel: (212) 438-3026
FITCH
Ben Katzburg Cheryl Mui	Tel: (212) 908-0261 Tel: (212) 908-0289